Subscription Agreement
BG Staffing, Inc.
5850 Granite Parkway, Suite 730
Plano, Texas 75024

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:
1.This Subscription Agreement (this “Agreement”), is made as of the date set forth below between BG Staffing, Inc. a Delaware corporation (the “Company”), and the Investor.
2.The Company has authorized the sale and issuance to certain investors of up to an aggregate of 636,500 shares of common stock (the “Shares”), par value $0.01 per share of the Company (the “Common Stock”), for a purchase price of $11.00 per Share (the “Purchase Price”) pursuant to the Offering defined in Section 3 hereof.
3.The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of Shares set forth below for the aggregate purchase price set forth below.
4.    The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount. The Investor acknowledges further that the Company has agreed to pay the Placement Agent a fee (the “Placement Fee”) in respect of the sale of Shares to the Investor.
5.    The completion of the purchase and sale of the Shares (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and in any event no later than three (3) Trading Days (as defined below) after the date hereof, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Signature Page, in the name of a nominee designated by the Investor, and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company. “Trading Day” shall mean (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any business day. “Trading Market” shall mean the NYSE MKT or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted. “Eligible Market” means any of the New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market or the NYSE MKT.
6.    The offering and sale of the Shares (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3 (including the prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (2) if applicable, certain “free writing prospectuses” (as that term is defined

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in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission) on or prior to the date hereof.
7.    The manner of settlement of the Shares purchased by the Investor shall be determined by such Investor by delivery versus payment (“DVP”) through The Depository Trust Company (“DTC”) or through DTC Deposit/Withdrawal at Custodian (“DWAC”) (i.e., the Company shall issue Shares registered in the Investor’s name and address as set forth below and released by American Stock Transfer & Trust Company, LLC, the Company’s transfer agent (the “Transfer Agent”) to the Investor through DTC or DWAC at the Closing directly to the account(s) at Taglich Brothers, Inc. (“Taglich”), or other account identified by the Investor and simultaneously therewith payment shall be made to the Company).

(a)    DWAC Delivery. If the Investor elects to settle the Shares purchased by such Investor through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) delivery system, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to an account designated by the Company and the Placement Agent at least one Trading Day prior to the Closing.

(b)    Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, at the Closing, the Investor shall confirm that the account or accounts to be credited with the Shares being purchased by the Investor have a minimum cash balance equal to the aggregate purchase price for the Shares being purchased by the Investor.

(c)    DWAC Delivery. If the Investor elects to settle the Shares purchased by such Investor through DTC’s DWAC delivery system, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares. Simultaneously with the delivery to the Company of the funds pursuant to Section 7(a) above, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

(d)    Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, at the Closing, the Investor shall notify the Placement Agent of the account or accounts at the Placement Agent to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) at the Placement Agent identified by the Investor.

8.    NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR, THE INVESTOR SHALL NOTIFY TAGLICH OF THE ACCOUNT OR ACCOUNTS AT TAGLICH, OR OTHER ACCOUNT TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR.

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IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF THE DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE OFFERING ALTOGETHER.
9.    The undersigned confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Common Stock or (B) made any representation to the undersigned regarding the legality of the undersigned’s investment in the Common Stock under applicable legal investment or similar laws or regulations. In deciding to purchase the Common Stock, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Common Stock is suitable and appropriate for the undersigned.

10.    The Company has entered into a Placement Agent Agreement (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company confirms that all references in the Placement Agreement to “Purchasers” shall include the Investor and Other Investors.

11.    The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
12.    The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated January 7, 2015, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein, the Prospectus Supplement dated May 4, 2015 and the documents incorporated by reference therein, and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus or oral communications.
13.    No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agent on behalf of the Company) sending (orally, in writing or by electronic

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mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information.
14.     The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page, (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date, and (iii) the condition that the Placement Agent shall not have terminated the Placement Agent Agreement pursuant to the terms thereof, and (iv) the satisfaction or waiver of the conditions to closing set forth in the Placement Agent Agreement.

15.    The Investor’s obligation to purchase the Shares will be subject to (i) the delivery by the Company of the Shares in accordance with the provisions of this Agreement, (ii) the condition that the Placement Agent shall not have terminated the Placement Agreement pursuant to the terms thereof, and (iii) the satisfaction (or waiver by the Placement Agent) of the conditions to the closing in the Placement Agreement. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company. The Investor understands and agrees that any termination of the Placement Agreement pursuant to the terms thereof prior to the sale and purchase of the Shares to the Investor shall have the effect of terminating this Subscription Agreement pursuant to Section 20 below.

16.    This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.
17.    This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor as soon as reasonably practicable.
18.    The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s agreement to sell the Shares to such Investor.
19.     The Company and the Investor agree that the Company shall (a) no later than 9:00 am New York City time on the business day immediately following the date hereof, issue a press release announcing the material terms and conditions of the Offering prior to the opening of the financial markets in New York City (the “Press Release”) and (b) on the business day immediately following the date hereof, file a Current Report on Form 8-K with the Securities and Exchange Commission including, but not limited to, a form of this Agreement as an exhibit thereto.
20.    In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

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[signatures on following page]

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Number of Shares: ____________________ Aggregate Purchase Price: $ ________________
Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.
Dated as of: May , 2015
____________________________
INVESTOR

________________________ ___ ____________________________________
Signature Signature

___________________________ _____________________________________
Print Name: Print Name (if Joint)

___________________________ Agreed and Accepted this ___ day of May, 2015:
BG STAFFING, INC.

By:_________________________________
Name:
Title

To ensure appropriate delivery of your shares, please provide us with the following information:

1. The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:
2. The relationship between the Investor and the registered holder listed in response to item 1 above:
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder:
5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):
6. DTC Participant Number:
7. Name of Account at DTC Participant being credited with the Shares:
8. Account Number at DTC Participant being credited with the Shares:

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